Exhibit 99.1

FEDERAL HOME LOAN BANK OF BOSTON

2013 EXECUTIVE INCENTIVE PLAN

Purpose:

The Federal Home Loan Bank of Boston (Bank) has established a 2013 Executive Incentive Plan (EIP) which is designed to reward and retain corporate officers during a period of improving financial strength. The Bank resumed dividend payments to members in 2011 and began the repurchase of excess capital stock in 2012. The AHP subsidy available for 2013 will be over $20 million, even after the repayment of the final one-third of the funds borrowed for the 2010 program.

Payout opportunities for 2013 EIP participants reflect the Bank’s current and improving financial situation, but remain lower than the competitive market. It is intended that in subsequent EIP performance periods opportunities will continue to increase to competitive levels as the Bank’s financial performance improves, e.g. from 85 percent of recommended payouts to 100 percent over the period when the Bank resumes and completes the intended repurchase of excess stock1.

Guiding Principles:

The 2013 EIP is intended to:

•
Recognize that the Bank’s current overall focus is earnings generation and balance sheet strength that supports achievement of the retained earnings target, continued payment of dividends, continued repurchase of excess capital stock, and funding of the AHP program.

•	Reinforce and reward the Bank’s commitment to conservative, prudent, sound risk management practices and preservation of the par value of the Bank’s capital stock.

•
Reflect a reasonable assessment of the Bank’s financial situation and prospects while rewarding achievement of the Bank’s financial plan and strategic objectives as spelled out in the Bank’s 2013 Business Plan.

•	Tie a significant percentage of incentive awards to the long-term financial condition and performance of the Bank.

•
Recognize the importance of individual performance through metrics linked to the Bank’s strategic goals and/or objectives of the participant’s principal functions and independent of the areas that they monitor.

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[1]	The referenced “recommended payout” is based on the incentive payout opportunities in the 2008 Executive Incentive Plan and the competitive market at that time.

Exhibit 99.1

Incentive Goals:

The incentive goals for all participants, with the exception of those participants in Enterprise Risk Management, are summarized in the following table with more detail in Appendix A. Levels of achievement for the Retained Earnings and Pre-assessment, Pre-OTTI Core Net Income goals have been rounded. Year-end results will be rounded for award calculations.

Goal	Weight			Threshold	Target	Excess
	Pres.	Tier I	Tiers II & III
Adjusted* Increase in Retained Earnings Over 12/31/12 Balance	25%	25%	25%	$98.6 MM*	$109.5 MM*	$131.4 MM*
New Business and Mission Goal	25%	25%	20%	$1 Billion in new long term advances disbursed	$2 Billion in new long term advances disbursed	$4 Billion in new long term advances disbursed
Pre-assessment, Pre OTTI Core Net Income, subject to risk limits	20%	20%	20%	$165.0MM, as adjusted for interest rates**	$183.3 MM, as adjusted for interest rates**	$220.0MM, as adjusted for interest rates**
Bank-wide Operational Goals (Derivatives Business Improvements, Implementation of MPF Initiatives, Migration of Contracts Database to Central Repository),	20%	20%	20%	As documented in Appendix A	As documented in Appendix A	As documented in Appendix A
Individual, Bank-wide or Department-Specific Initiatives	10%	10%	15%	As documented by manager	As documented by manager	As documented by manager

*
The increase in retained earnings will be adjusted to net out the impacts of prepayment fee income and debt retirement expense, such that these “one-time” income/expense events will instead be recognized over the original term to maturity of the affected asset or liability.

**
Each of the performance levels will be adjusted up or down by $400 thousand for every basis point by which the average daily federal funds rate deviates from the 0.2% assumed in the 2013 Business Plan.

Exhibit 99.1

Incentive goals for Enterprise Risk Management participants in Tiers I, II and III are summarized in the following table with more detail in Appendix A. Levels of achievement for the Retained Earnings goal have been rounded. Year-end results will be rounded for award calculations.

Goal	Weight		Threshold	Target	Excess
	Tier I	Tiers II & III
Adjusted* Increase in Retained Earnings Over 12/31/12 Balance	25%	25%	$98.6 MM	$109.5MM*	$131.4 MM
Bank-wide ERM Initiatives	30%	20%	As documented in Appendix A	As documented in Appendix A	As documented in Appendix A
Bank-wide Operational Goals (Derivatives Business Improvements, Implementation of MPF Initiatives, Migration of Contracts Database to Central Repository)	20%	20%	As documented in Appendix A	As documented in Appendix A	As documented in Appendix A
Remediation of 2012Report of Examination Matters Requiring Attention – excluding the Asset Classification report	15%	10%	Clearance of 6 of 9 MRAs	Clearance of 100% of MRAs	N/A
Individual, Bank-wide or Department Specific Initiatives	10%	25%	As documented by manager	As documented by manager	As documented by manager

*
The increase in retained earnings will be adjusted to net out the impacts of prepayment fee income and debt retirement expense, such that these “one-time” income/expense events will instead be recognized over the original term to maturity of the affected asset or liability.

Incentive Opportunity

Eligible participants will be assigned an incentive award opportunity that combines short and long-term incentives and is expressed as a percentage of the incumbent’s 2013 base salary at year-end, as illustrated in the chart below.

	Combined Short and Long-Term Incentive Opportunity as a Percent of Base Salary
	Threshold	Target	Excess
President	25.500%	51.000%	76.500%
Tier I	18.700%	37.400%	56.100%
Tier II	14.875%	29.750%	44.625%
Tier III	10.625%	21.250%	31.875%

Exhibit 99.1

Goal achievement and individual awards for the goals on pages two and three will be calculated at the conclusion of 2013 based on results as of December 31, 2013. Participants will be eligible to receive fifty (50) percent of such award in a cash payment, subject to the final approval of the board and the review of the Federal Housing Finance Agency (FHFA), if required, between March 1 and March 15, 2014. Except as otherwise described under EIP Administration, the participant must be employed by the Bank on the date of payment of the award to receive the award. The chart below illustrates the Threshold, Target and Excess payout potentials for this short-term award, by tier.

2013 Short-Term Incentive Opportunity
Tier	Threshold	Target	Excess
President	12.750%	25.500%	38.250%
Tier I	9.350%	18.700%	28.050%
Tier II	7.438%	14.875%	22.313%
Tier III*	10.625%	21.250%	31.875%
* 100% of payout opportunity to be paid following year-end 2013; no long-term opportunity

Long-Term Goals:
Goal achievement and individual awards for the long-term opportunity will be determined at the conclusion of 2015 based on results of the following two long-term goals as of December 31, 2015.

•	Retained Earnings Balance as of December 31, 2015: (67% weight)

Threshold:	$692.4 MM
Target:	$769.3 MM
Excess:	$923.2 MM

•	Regulatory Results: (33% weight)
This goal will be measured by the achievement of targeted regulatory goals by December 31, 2015.

Participants will be eligible to receive the long-term award opportunity as cash between March 1 and March 15, 2016, as follows:

Long-Term Incentive Opportunity Payable after Year-End 2015:

Threshold:	An award equal to 50 percent of the remaining 50 percent of the combined award opportunity
Target:	An award equal to 100 percent of the remaining 50 percent of the combined award opportunity
Excess:	An award equal to 150 percent of the remaining 50 percent of the combined award opportunity

In addition, the following conditions must be satisfied for participants to receive the long-term award opportunity:

•	The participant is in employment with the Bank on the payment date, as described below in EIP Administration, and

•	Subject to the discretion of the board, the long-term award calculated above may be reduced, (but not to a number that is less than zero) for all participants or for an individual participant, as

Exhibit 99.1

applicable, if, during calendar years 2014 and/or 2015, any of the following occur such that if it had occurred prior to the year-end 2013 calculations, it would have negatively impacted the goal results and reduced the associated payout calculation:

i.
operational errors or omissions resulting in material revisions to (A) the 2013 financial results, (B) information submitted to FHFA supporting the goal results or payout calculation, or (C) other data used to determine the combined award at year-end 2013;

ii.
submission of significant information to the SEC, Office of Finance and/or FHFA materially beyond any deadline or applicable grace period, other than late submissions that are caused by acts of God or other events beyond the reasonable control of the participants; or

iii.	failure by the bank to make sufficient progress, as determined by the FHFA, in the timely remediation of examination and other supervisory findings relevant to the goal results or payout calculation.

•	All long-term award payouts shall be subject to the final approval of the board and review and non-objection by the FHFA (to the extent required by FHFA).

Eligible Participants

Each of the Bank's corporate officers, as determined in accordance with the Bank's by-laws, is eligible to participate in the 2013 Executive Incentive Plan, subject to any limitations on participation herein and/or separately set by the Personnel Committee. The Personnel Committee selects each participant's participation tier for purposes of determining incentive opportunities.

EIP Administration

The EIP is administered by the Personnel Committee of the Board of Directors (Committee), which shall have full power and binding authority to construe, interpret, and administer the EIP, and to adjust it for extraordinary circumstances. Extraordinary circumstances may include changes in business strategy, termination or commencement of business lines, impact of severe economic fluctuations, significant growth or consolidation of the membership base, or significant regulatory or other changes impacting the Bank or Bank System. The Committee shall not make adjustments for extraordinary circumstances that include changes to goals, weights, or levels of achievement without re-submission to FHFA.

The Committee reserves the right at any time to amend, suspend or terminate the EIP in whole or in part, for any reason, and without the consent of any EIP participant but will not do so without re-submission to FHFA.

The Bank’s President and Chief Executive Officer will determine participation in the EIP with the concurrence of the Committee.

EIP awards shall not be considered earned or payable, in whole or in part, to any participant for any reason until they are finally determined by the Bank’s President and Chief Executive Officer with the concurrence of the Committee following the end of the plan years and following the non-objection of the FHFA (to the extent required by the FHFA).

Exhibit 99.1

Any individual hired into an eligible position during 2013 that is granted an award shall have any such incentive award prorated based on actual base salary paid during the plan year providing he/she has served a minimum of six months in that role in 2013 and otherwise satisfies the EIP’s requirements.

If an individual becomes a participant of the EIP during the plan year, e.g. due to a job change or promotion, then any EIP award will be prorated based on months in the EIP, provided he/she serves a minimum of six months in the EIP and otherwise satisfies the plan's requirements.

Except as described below, any EIP participant who terminates employment for any reason, whether voluntarily or involuntarily, before the applicable award payment date will not be entitled to any award, except as otherwise determined by the Bank’s President and Chief Executive Officer, with the concurrence of the Committee, at their sole discretion and subject to review of the FHFA, if required2.

•
EIP participants who terminate employment with the Bank by reason of death or disability or who are eligible to retire[3] from employment with the Bank prior to the March 2014 short-term award payment date may receive a pro rata payment of the fifty (50) percent short-term incentive opportunity as determined and recommended by the Bank’s President and Chief Executive Officer, with the concurrence of the Committee and at their sole discretion and subject to the review of the FHFA, if required, based on the months of completed service as an EIP participant during 2013. To be eligible, the participant must complete at least six months of service in 2013 and otherwise satisfy the EIP’s requirements. Participants who die, become disabled, or retire during 2013 will not be eligible for any long-term incentive award.

•
EIP participants who terminate employment with the Bank by reason of death or disability prior to the long-term award payment date in March 2016, or who terminate prior to the long-term award payment date and are eligible to retire from employment with the Bank, may become eligible to receive a pro rata payment of the fifty (50) percent long-term incentive opportunity based on the number of months of completed service as an EIP participant during the two year period following the plan year, subject to the granting of awards based on 2015 year-end results described above, the recommendation of the Bank’s President and Chief Executive Officer, with the concurrence of the Committee and at their sole discretion, and subject to review of the FHFA, if required.

Awards to retiring or disabled participants or beneficiaries will be paid at the same time as awards to all active participants. Beneficiary means the participant’s (i) surviving spouse; or (ii) duly appointed and qualified executor or personal representative or estate. The Administrator may permit participants to designate other persons as beneficiaries, but no designation of a beneficiary shall be effective unless made in accordance with the procedure specified by the Administrator and actually received by the Administrator prior to the participant’s death.

The Bank may make such provisions, as it deems appropriate, for withholding payroll taxes in connection with payment of EIP awards.

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[2]
Where the EIP refers to the participant's termination of employment for purposes of receiving any payment, whether such a termination has occurred will be determined in accordance with Section 409A of the Internal Revenue Code and applicable regulations thereunder.

[3]
Eligibility to retire is defined as employees who are i) eligible for normal retirement as defined in the Pentegra Defined Benefit Plan for Financial Institutions or ii) meet the Rule of 70 as defined in the Pentegra Defined Benefit Plan for Financial Institutions, including credited service in the FHLB system, but excluding any other credited service at another Pentegra participating employer.

Exhibit 99.1

Appendix A - Goal Definitions

Adjusted Increase in Retained Earnings
This goal will be measured by the increase in the Retained Earnings balance over the December 31, 2012 year-end balance. Generally, the increase in retained earnings for the year is determined by adding annual net income to and subtracting cash dividend distributions from retained earnings as of December 31, 2012. For purposes of the Adjusted Increase in Retained Earnings, net income will be adjusted as follows:

Net Income – (Prepayment Fees – Historical Prepayment Fee Amortization)
+ (Debt Retirement Costs – Historical Debt Retirement Cost Amortization)

See definitions below under Pre-assessment Pre-OTTI Core Net Income

The long-term goal, Retained Earnings Balance as of December 31, 2015, will also be adjusted as described above for 2013, 2014 and 2015.

New Business and Mission Goal
Advances of greater than or equal to one year in term (and not pre-payable without fee), including advances restructurings that result in extension of the advance in maturity of one year or longer, but excluding AHP, CDA, and NEF, qualify toward the achievement of this goal. The goal will be measured on the basis of total disbursements during any point during 2013.

Pre-assessment, Pre OTTI Core Net Income
The metric for this goal is defined below. The required performance level for Target is based on the 2013 Business Plan Base Case projection.

Threshold:	$165.0 million
Target:	$183.3 million
Excess:	$220.0 million

To account for the expected sensitivity of Pre-assessment, Pre-OTTI Core Net Income to changes in interest rates, the required performance levels for Threshold, Target and Excess will be adjusted upward or downward by $400 thousand for every basis point by which the average daily federal funds rate deviates from the 0.2% assumed in the 2013 Business Plan.

Achievement of the goal is subject to compliance with the Bank’s VaR and Duration of Equity limits for at least 10 of the 12 months of the year. If this requirement is not met, the Board may use its discretion to reduce or eliminate payouts for this goal of the EIP.

Pre-assessment, Pre-OTTI Core Net Income =
Net Income – (Prepayment Fees – Historical Prepayment Fee Amortization)
+ (Debt Retirement Costs – Historical Debt Retirement Cost Amortization)
– Net Fair Value Adjustments + OTTI Credit Losses + AHP Expense

Net Income = 2013 net income reported in accordance with GAAP in the United States.

Exhibit 99.1

Historical Prepayment Fee Amortization = the current-period, straight-line amortization of all historical prepayment fees (whether recognized at time of prepayment or as a yield adjustment on a modified loan) over the original remaining lives of the prepaid assets.

Historical Debt Retirement Cost Amortization = the current-period, straight-line amortization of all historical debt retirement costs over the original remaining lives of the retired liabilities.

Net Fair Value Adjustments = the net unrealized gains and losses as recognized under GAAP attributable to hedges, whether economic hedges or SFAS 133-qualifying hedges, plus trading securities gains and losses.

OTTI Credit Losses = the absolute value of the full-year amount of the credit loss portion of overall losses attributable to other-than-temporary impairments of private-label mortgage-backed securities.

In the event that the Bank is required to adjust current period net income to correct prior period accounting errors, positive adjustments to net income resulting from the correction of prior period accounting errors are to be excluded from Pre-assessment, Pre-OTTI Core Net Income, while negative adjustments are to be retained in Pre-assessment, Pre-OTTI Core Net Income.

The exclusion of prepayment fee income and associated debt retirement and swap unwind expense from the Pre-assessment, Pre-OTTI Core Net Income metric removes the potential for “windfall” compensation in the event of heavy prepayment fee income and removes a potential disincentive to prudently respond to prepayment events by excluding the otherwise punitive cost of debt retirement and swap unwind expense. The exclusion of net unrealized fair value adjustments is consistent with the way that management projects its financial performance and reflects the fact that these adjustments are merely timing adjustments to net income that have no net impact to the Bank’s net income if gains or losses are never realized. OTTI Credit Losses are excluded from Pre-assessment, Pre-OTTI Core Net Income because they cannot be controlled by management.

Bank-Wide Operational Initiatives

The three Bank-wide Operational Initiatives will be weighted equally.

•	Derivatives Business Improvements. This initiative will be achieved based on the following:

Threshold:	Begin clearing all eligible derivatives no later than May 31, 2013.

Target:	Threshold, plus evaluate and implement automated testing tool for Summit system upgrades and implement application to automate daily testing of swap entity status.

Excess:	Target, plus reintroduce Member Swap product offering for members.

•	Implementation of MPF Initiatives. This initiative will be achieved based on the following:

Threshold:	Develop business case for MPF Automation and Reporting; present to IPPAT for funding approval.

Target:
Threshold, plus implement workflow automation for Master Commitment Renewal and PFI Approval work streams, train Bank Operations staff, and revise desk procedures for new workflow by December 31, 2013.

Exhibit 99.1

Excess:	Target, plus implement automated reporting, including required dashboards, for Management Committee and MPF managers by December 31, 2013.

•	Migration of Bank Contracts Database to Central Repository. This initiative will be achieved based on the following:

Threshold:
Each Bank department will (i) create a master list of all contracts and other documents owned by them that are currently posted on the Contracts Database (on Lotus Notes), (ii) identify on the list which documents remain in effect and which have expired or terminated, and (iii) add to the list all other current contracts (if any) that have not been posted to the Contracts Database.

Target:	Complete Threshold, and, by December 31, 2013:

•	Create a new, easier-to-use central repository for Bank contracts;

•	Load onto central repository all current Bank contracts (to be done by each department), and

•	Train employees on how to use the new central repository.

Excess:	Complete the first two initiatives of Target by July 31, 2013 and complete the third initiative by September 30, 2013.

Bank-wide ERM Initiatives

The two Bank-wide ERM initiatives will be weighted equally and will be achieved based on the following:

•
Initiate rolling risk assessment calendar, replacing the current all-at-once assessment, to enable more thorough investigation of targeted high risk areas and including more comprehensive self-assessments by business unit owners. Achievement requires presentation to the Bank’s Operations Committee in the month following the completion deadline.

Threshold:	Assessment of 9 business processes by September 30, 2013.

Target:	Assessment of 12 business processes by September 30, 2013.

Excess:	Target, plus assessment of 8 business processes by June 30, 2013.

•
Conduct assessment of significant risk models used by the Bank for long-term fit with the Information Technology architecture plan and make recommendations for continued use or replacement of existing models.

Of the five models (QRM, ADCo, Principia, Loan Performance and the STOC application), achievement of this goal will be based on the following, including presentation to the Bank’s IPPAT Committee.

Threshold:	Two models fully reviewed with a recommendation by December 31, 2013.

Target:	Three models reviewed with a recommendation by December 31, 2013.

Excess:	Four models fully reviewed with a recommendation by December 31, 2013.

Exhibit 99.1

Remediation of 2012 Report of Exam Findings
The 2012 Examination by the Federal Housing Finance Agency noted nine (9) Matters Requiring Attention (MRA), excluding the asset classification report MRA. The goal established for the remediation of these MRAs requires management to receive clearance of all nine (9), which is defined as non-reoccurrence of the MRA during the 2013 examination due to either addressing or by having in place an acceptable action plan to address the MRA. There is no Excess level of achievement for this goal.

Individual, Bank-Wide or Department-Specific Initiatives
The Individual, Bank-wide or Department-Specific Initiatives Goal provides for recognition of the individual participant’s successful contributions toward achievement of Bank-wide strategic goals or completion of department-specific initiatives. For 2013, this goal will include two to four individual or shared participant goals.

Goals will be established at the beginning of the plan year. For the Bank’s Named Executive Officers (NEO’s), revisions to these goals or initiatives may be considered on a case-by-case basis during the year upon recommendation of the President and Chief Executive Officer and approval of the Personnel Committee. For all other plan participants, revisions to these goals or initiatives may be considered on a case-by-case basis during the year but must be approved, in writing, by the President and Chief Executive Officer.

Payments under the Individual, Bank-wide or Department-Specific Goal will be based on the individual’s combined, overall performance on the individual goals or initiatives, as evaluated by the participant’s manager. The goals or initiatives may be shared within a department or across multiple departments, but the manager’s assessment will be based on the participant’s individual contribution as well as the overall achievement of the initiative. Managers may select a payout percentage for individual, Bank-wide or department-specific objectives from a range of threshold to a maximum payout at excess to recognize the degree to which the EIP participant accomplished these results. If the individual goals supporting Bank-wide strategic goals or department-specific initiative(s) are not substantially achieved, the manager may award zero for this goal. Managers need to provide reasonable documentation as the basis for any award recommended under this goal.